STUDIO 54, INC.
                          (A Development Stage Company)
                            Weighted Average Analysis
                                     Cumulative
                     Common            Common     Days        Weighted
                     Shares            Shares      60         Average
     2004
         1-Aug-04            0                0    0                      0
         2-Aug-04   10,500,000       10,500,000    29             5,075,000
        31-Aug-04      452,000       10,952,000    30             5,476,000
        30-Sep-04       80,000       11,032,000    1                183,867
         1-Oct-04            0                                            0

Shares Issued                           11,032,000

Cumulative Shares                                        11,032,000       60

Weighted Average Number of Common Shares Outstanding            10,734,867

           Earning (Loss) Available to Common Stockholders         (73,832)

                           Basic Earnings (Loss) Per Share           (0.01)